Exhibit 99.1

Bar Harbor Bankshares Announces Shareholder Approval of Guaranty Bancorp Acquisition

BAR HARBOR, MAINE – June 17, 2025 -- Bar Harbor Bankshares (NYSE American: BHB; the “Company”) announced that Guaranty Bancorp, Inc. (“Guaranty”), the parent company of Woodsville Guaranty Savings Bank, held a shareholder meeting on June 12, 2025 at which Guaranty’s shareholders voted to approve the merger of Guaranty with Bar Harbor Bankshares.

Curtis Simard, President and Chief Executive Officer of Bar Harbor Bank & Trust, said, “Shareholder approval is an important step in moving towards completing the merger of Woodsville Guaranty Savings Bank and Bar Harbor Bank & Trust. We are excited to bring our two companies together and look forward to strengthening our New Hampshire presence.”

“Working with and meeting more folks from Bar Harbor Bank & Trust since we announced the merger has only strengthened my conviction that this is the right opportunity for both our customers and colleagues. Joining Bar Harbor Bank & Trust will allow us to offer a broader array of services, locations, and support to the communities we serve,” said James E. Graham, President & CEO of Woodsville Guaranty Savings Bank.

The merger of Woodsville Guaranty Savings Bank and Bar Harbor Bank & Trust is expected to be completed during summer 2025, subject to receiving regulatory approvals and subject to the satisfaction of closing conditions.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Operating over 50 locations across Maine, New Hampshire and Vermont, Bar Harbor Bank & Trust is headquartered in Bar Harbor, Maine and has more than $4 billion in assets. As a leading Northern New England community bank, Bar Harbor Bank & Trust offers a full range of personal and business banking services, as well as wealth management services through its subsidiary Bar Harbor Wealth Management. For more information about Bar Harbor Bank & Trust, visit www.barharbor.bank or call 888-853-7100. Member FDIC.

FORWARD LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the proposed transaction and other statements that are based on Bar Harbor’s beliefs and expectations but are not historical facts. Forward-looking statements are often, but not always, identified by such words as “believe,” “expect,” “anticipate,” “can,” “could,” “may,” “predict,” “potential,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time.

Although Bar Harbor believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, including, but not limited to, that the expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite regulatory approvals for the proposed transaction might not be obtained, and certain other risks and important factors that are identified in the “Risk Factors” section of Bar Harbor’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the other reports filed with the Securities and Exchange Commission. Caution should be exercised against placing undue reliance on forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made, and Bar Harbor undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

CONTACTS

Bar Harbor Bankshares: Curtis C. Simard, President & CEO

Telephone: 888-853-7100

Guaranty Bancorp, Inc.: James E. Graham, President & CEO

Telephone: 800-564-2735